UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 18, 2015

SOUTHEASTERN BANK FINANCIAL CORPORATION
(Exact name of Registrant as Specified in Charter)

Georgia	0-24172	58-2005097
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3530 Wheeler Road, Augusta, Georgia 30909
(Address of Principal Executive Offices)

(706) 738-6990
Registrant’s telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 18, 2015, Georgia Bank & Trust Company of Augusta (“GB&T”), a wholly owned subsidiary of the Registrant, entered into new employment agreements, effective January 1, 2015, with:

●	R. Daniel Blanton, Chief Executive Officer of the Registrant and GB&T;

●	Ronald L. Thigpen, President and Chief Operation Officer of the Registrant and GB&T; and

●	Darrell R. Rains, Group Vice President and Chief Financial Officer of the Registrant and GB&T.

In order to attract, retain and enhance the continuity of management, the employment agreements provide certain protections to the foregoing executive officers in the event of a change of control and other events.  The individual agreements are described below:

Agreement with Mr. Blanton.  The Key Officer Compensation Agreement between Mr. Blanton and GB&T (the “Blanton Agreement”), is dated January 1, 2015, and it updated, amended and restated prior agreements dated January 1, 2000, October 15, 2003, and December 31, 2008.  The Blanton Agreement was primarily updated to conform to required legal and regulatory changes that had occurred since the dates of the previous agreements.  The Blanton Agreement is for a term of three years and is renewable annually for a new term of three years upon approval of the Compensation Committee.  Mr. Blanton’s base salary is set by the Compensation Committee annually.  For 2014, Mr. Blanton was paid a base salary of $409,376, and his base salary for 2015 is set at $430,000.

Pursuant to the Blanton Agreement, Mr. Blanton is also entitled to an annual incentive award in an amount to be determined by the Compensation Committee and will be eligible to participate in the Company’s long-term incentive plans.  In the event of a change in control (as defined in the Blanton Agreement), Mr. Blanton will be entitled to a cash payment equal to  twice the annual average of his base salary plus cash bonuses paid during the previous three years.  All or a portion of such payment may not be deductible to the Company as a result of Section 280G of the Internal Revenue Code.  In the event it is determined that the payment would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then Mr. Blanton is entitled to receive an additional “gross-up payment.”

In the event that Mr. Blanton’s employment is terminated as a result of his death or permanent disability, GB&T will pay his estate, or him, as the case may be, an amount equal to 50% of his then current base salary.  If Mr. Blanton’s employment is terminated by GB&T without “cause” (as defined in the Blanton Agreement), he will be entitled to continue to receive his base salary for 24 months.  If, following a change in control, Mr. Blanton is (i) required to relocate his primary office or worksite a distance greater than 50 miles from 3530 Wheeler Road, Augusta, Georgia, (ii) required to accept a material reduction in the rate of his base salary or annual incentive compensation (as defined in the Blanton Agreement), or (iii) has a material change effected by the Company in his authority, duties and responsibilities under  the Blanton Agreement, he will be entitled to terminate his employment for “good reason” and will receive continuation payments of his current base salary and target bonus, prorated monthly, for a period of 24 months.  The Blanton Agreement provides that upon termination of employment, for a term of 24 months, Mr. Blanton will not compete with GB&T and will not solicit, divert or hire away to any competing business any person employed by GB&T.  The Blanton Agreement also contains covenants by Mr. Blanton regarding confidentiality of GB&T information.

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Agreement with Mr. Thigpen.  The Key Officer Compensation Agreement between Mr. Thigpen and GB&T (the “Thigpen Agreement”), is dated January 1, 2015, and it updated, amended and restated prior agreements dated January 1, 2000, October 15, 2003, and December 31, 2008.  The  Thigpen Agreement was primarily updated to conform to required legal and regulatory changes that had occurred since the dates of the previous agreements.  The Thigpen Agreement is for a term of three years and is renewable annually for a new term of three years upon approval of the Compensation Committee.  The base salary is set by the Compensation Committee annually.  For 2014, Mr. Thigpen was paid a base salary of $379,125, and his base salary for 2015 is set at $425,000.

Pursuant to the Thigpen Agreement, Mr. Thigpen is also entitled to an annual incentive award in an amount to be determined by the Compensation Committee and will be eligible to participate in the Company’s long-term incentive plans.  In the event of a change in control (as defined in the Thigpen Agreement), Mr. Thigpen will be entitled to a cash payment equal to twice the annual average of his base salary plus cash bonuses paid during the previous three years.  All or a portion of such payment may not be deductible to the Company as a result of Section 280G of the Internal Revenue Code.  In the event it is determined that the payment would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then Mr. Thigpen is entitled to receive an additional “gross-up payment.”

In the event that Mr. Thigpen’s employment is terminated as a result of his death or permanent disability, GB&T will pay his estate, or him, as the case may be, an amount equal to 50% of his then current base salary.  If Mr. Thigpen’s employment is terminated by GB&T without “cause” (as defined in the Thigpen Agreement), he will be entitled to continue to receive his base salary for 24 months.  If, following a change in control, Mr. Thigpen is (i) required to relocate his primary office or worksite a distance greater than 50 miles from 3530 Wheeler Road, Augusta, Georgia, (ii) required to accept a material reduction in the rate of his base salary or annual incentive compensation (as defined in the Thigpen Agreement), or (iii) has a material change effected by the Company in his authority, duties or responsibilities under the Thigpen Agreement , he will be entitled to terminate his employment for “good reason” and will receive continuation payments of his current base salary and target bonus, prorated monthly, for a period of 24 months.  The Thigpen Agreement states that upon termination of employment, for a term of 24 months, Mr. Thigpen will not compete with GB&T and will not solicit, divert or hire away to any competing business any person employed by GB&T.  The Thigpen Agreement also contains covenants by Mr. Thigpen regarding confidentiality of GB&T information.

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Agreement with Mr. Rains.  The Employment Agreement between Mr. Rains and GB&T (the “Rains Agreement”), is dated January 1, 2015, and it updated, amended and restated previous agreements dated April 30, 2007 and December 31, 2008 which had superseded his earlier Change in Control Agreement.  The Rains Agreement was primarily updated to conform to required legal and regulatory changes that had occurred since the date of the previous agreements.  The Rains Agreement is for a term of three years and is renewable annually for a new term of three years upon approval of the Compensation Committee.  The base salary is set by the Compensation Committee annually.  For 2014, GB&T paid Mr. Rains a base salary of $225,750, and for 2015 his base salary is set at $240,000.

Pursuant to the Rains Agreement, Mr. Rains is also entitled to an annual incentive award in an amount to be determined by the Compensation Committee and will be eligible to participate in the Company’s long-term incentive plans.  In the event of a change in control (as defined in the Rains Agreement), Mr. Rains will be entitled to a cash payment equal to the annual average of his base salary plus cash bonuses paid during the previous three years.  All or a portion of such payment may not be deductible to the Company as a result of Section 280G of the Internal Revenue Code.  In the event it is determined that the payment would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then Mr. Rains is entitled to receive an additional “gross-up payment.”

In the event that Mr. Rains’s employment is terminated as a result of his death or permanent disability, GB&T will pay his estate, or him, as the case may be, an amount equal to 50% of his then current base salary.  If Mr. Rains’s employment is terminated by GB&T without “cause” (as defined in the Rains Agreement), he will be entitled to continue to receive his base salary for 24 months.  If, following a change in control, Mr. Rains is (i) required to relocate his primary office or worksite a distance greater than 50 miles from 3530 Wheeler Road, Augusta, Georgia, (ii) required to accept a material reduction in the rate of his base salary or annual incentive compensation (as defined in the Rains Agreement), or (iii) has a material change effected by the Company in his authority, duties or responsibilities under the Rains Agreement, he will be entitled to terminate his employment for “good reason” and will receive continuation payments of his current base salary and target bonus, prorated monthly, for a period of 24 months.  The Rains Agreement states that upon termination of employment, for a period of 24 months, Mr. Rains will not compete with GB&T and will not solicit, divert or hire away to any competing business any person employed by GB&T.  The Rains Agreement also contains covenants by Mr. Rains regarding confidentiality of GB&T information.

The summaries of the agreements provided above are not complete and are qualified in their entirety by reference to the full text of the agreements, copies of which are attached hereto and incorporated by reference herein.

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Item 9.01               Financial Statements and Exhibits

The following exhibits are filed herewith:

Exhibit 10.1:	Amended and Restated Key Officer Compensation Agreement, dated January 1, 2015, by and between Georgia Bank & Trust Company of Augusta and R. Daniel Blanton.

Exhibit 10.2:	Amended and Restated Key Officer Compensation Agreement, dated January 1, 2015, by and between Georgia Bank & Trust Company of Augusta and Ronald L. Thigpen.

Exhibit 10.3:	Amended and Restated Employment Agreement, dated January 1, 2015, by and between Georgia Bank & Trust Company of Augusta and Darrell R. Rains.

[Signature on next page]

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SOUTHEASTERN BANK FINANCIAL CORPORATION

DATE: March 23, 2015	/s/ Darrell R. Rains
Darrell R. Rains
Chief Financial Officer

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